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                     EURO BROKERS INVESTMENT CORPORATION

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 5, 1996

   The undersigned hereby appoints Donald R. A. Marshall and Keith E. Reihl as Proxies, each with the power to appoint such stockholder's substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, all of the shares of the Class B Common Stock, par value $.001 per share, of Euro Brokers Investment Corporation ("EBIC") held of record by the undersigned on June 21, 1996 at the Special Meeting of Stockholders to be held on July 15, 1996 at 10:00 a.m. local time and any and all adjournments or postponements thereof. Any and all proxies heretofore given are hereby revoked.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.
    1. Proposal--Approval and adoption of the Agreement and Plan of Merger, dated as of March 8, 1996, as amended, among Financial Services Acquisition Corporation ("FSAC"), EBIC Acquisition Corp., a wholly owned subsidiary of FSAC ("Merger Sub") and EBIC, providing for the merger of Merger Sub with and into EBIC, with EBIC being the surviving corporation and becoming a wholly owned subsidiary of FSAC.
                       [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and any and all adjournments or postponements thereof.







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    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED
    HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.
                                                     Dated:            , 1996
                                                     ------------------------
                                                             Signature
                                                     ------------------------
                                                     Signature if held
                                                              jointly
                                                     PLEASE SIGN EXACTLY AS
                                                     YOUR NAME APPEARS
                                                     HEREIN. IF SHARES ARE
                                                     HELD BY JOINT TENANTS,
                                                     BOTH MUST SIGN. WHEN
                                                     SIGNING AS AN ATTORNEY,
                                                     EXECUTOR, ADMINISTRATOR,
                                                     TRUSTEE, OR GUARDIAN,
                                                     GIVE YOUR FULL TITLE AS
                                                     SUCH. IF SHARES ARE HELD
                                                     BY A CORPORATION, THE
                                                     CORPORATION'S PRESIDENT
                                                     OR OTHER AUTHORIZED
                                                     OFFICER MUST SIGN USING
                                                     THE CORPORATION'S FULL
                                                     NAME. IF SHARES ARE HELD
                                                     BY A PARTNERSHIP, AN
                                                     AUTHORIZED PERSON MUST
                                                     SIGN USING THE
                                                     PARTNERSHIP'S FULL NAME.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.